UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 24, 2017

CenturyLink, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)
(318) 388-9000
(Telephone number, including area code)

 N/A
(Former name or former address, if changed since last report)
_____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)    CenturyLink, Inc. (the “Company”) held its annual meeting of shareholders on May 24, 2017 (the “Annual Meeting”). There were a total of 548,870,486 shares entitled to vote at the Annual Meeting (consisting of 548,863,468 shares of common stock and 7,018 shares of Series L preferred stock, which vote together as a single class), of which 485,844,657 shares were present or represented by proxy.
(b)    The Company’s independent inspector of election reported the vote of shareholders at the Annual Meeting as follows:
Proposal 1. Shareholders elected nine directors to serve until the Company’s 2018 annual meeting of shareholders, based on the following vote:

Nominee	For	Withheld	Broker Non-Votes
Martha H. Bejar	325,306,680	8,491,676	152,046,301
Virginia Boulet	306,393,437	27,404,919	152,046,301
Peter C. Brown	325,280,591	8,517,765	152,046,301
W. Bruce Hanks	315,098,465	18,699,891	152,046,301
Mary L. Landrieu	326,001,659	7,796,697	152,046,301
Harvey P. Perry	324,788,938	9,009,418	152,046,301
Glen F. Post, III	326,622,632	7,175,724	152,046,301
Michael J. Roberts	326,953,412	6,844,944	152,046,301
Laurie A. Siegel	326,952,820	6,845,536	152,046,301

Proposal 2. Shareholders ratified the appointment of KPMG LLP as the Company’s independent auditor for 2017, based on the following vote:

For	460,649,232
Against	23,078,774
Abstain	2,116,651
Broker non-votes	N/A

Proposal 3(a). Shareholders approved, on an advisory basis, the overall compensation of the Company’s named executive officers (the “say-on-pay” vote), based on the following vote:

For	289,616,573
Against	41,092,275
Abstain	3,089,508
Broker non-votes	152,046,301

Proposal 3(b). Shareholders recommended, in an advisory vote, that an advisory say-on-pay vote be held every one year, based on the following vote:

One Year	277,200,214
Two Years	2,623,477
Three Years	51,653,431
Abstain	2,321,234
Broker non-votes	152,046,301

Proposal 4(a). Shareholders rejected a shareholder proposal regarding equity retention, based on the following vote:

For	112,538,277
Against	215,562,144
Abstain	5,697,935
Broker non-votes	152,046,301

Proposal 4(b). Shareholders rejected a shareholder proposal regarding lobbying activities, based on the following votes:

For	88,987,933
Against	215,416,932
Abstain	29,393,491
Broker non-votes	152,046,301

Proposal 4(c). No vote was taken on this shareholder proposal, as it was withdrawn by its proponent, Friends Fiduciary Corporation, on April 19, 2017 (after the Company’s proxy statement was filed but prior to the Annual Meeting).
(d)    Consistent with its voting recommendation and the results of the shareholder vote on Proposal 3(b), the Board has determined that say-on-pay votes will continue to be held every year until the next say-on-frequency vote, which the Company expects to hold no later than its 2023 annual meeting of shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc., has duly caused this current report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CenturyLink, Inc.

	By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President,
Chief Administrative Officer,
General Counsel and Secretary

Dated: May 31, 2017